                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                October 16, 1997


                              DLB OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

    Oklahoma                        0-26484                     73-1352899
 (State or other                  (Commission                  (IRS employer
 jurisdiction of                  file number)               identification no.)
incorporation or
  organization)

      1601 N.W. Expressway, Suite 700, Oklahoma City, Oklahoma 73118-1401
              (Address of principal executive offices) (Zip code)

              Registrant's telephone number, including area code:
                                 (405) 848-8808

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         DLB Oil & Gas, Inc. ("DLB"), its wholly-owned subsidiary, Bonray Drilling Corporation ("Bonray"), Bayard Drilling Technologies, Inc. ("Bayard") and Bonray Acquistion Corp. entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") on October 9, 1997, pursuant to which Bayard would acquire Bonray. On October 16, 1997, the merger of Bonray with Bonray Acquisition Corp was consummated. In the merger, each share of common stock of Bonray was canceled and converted into 30.15 shares of common stock of Bayard and DLB received 2,955,000 shares of Bayard common stock in consideration for its interest in Bonray.

         The Merger Agreement is filed with this Report as Exhibit 2.1 and is incorporated herein by reference.

ITEM 5.  OTHER EVENTS

         On October 22, 1997, DLB entered into a definitive Agreement and Plan of Merger with Chesapeake Energy Corporation and Chesapeake Merger Corp. Registrant is filing as an exhibit to this Report a press release dated October 22, 1997 announcing the Agreement and Plan of Merger. Such exhibit is incorporated herein by reference.

ITEM 7.  PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (b)      PRO FORMA FINANCIAL INFORMATION

                  The pro forma financial information required by this Item will be filed by amendment or amendments of this Report as soon as practicably available and no later than 60 days after the date of this Report.

         (c)      EXHIBITS

                  The following Exhibits are filed herewith:

                  2.1 Agreement and Plan of Merger among DLB Oil & Gas, Inc., Bayard Drilling Technologies, Inc., Bonray Acquisition Corp. and Bonray Drilling Corporation, dated as of October 9, 1997.

                  99.1     Press release dated October 22, 1997.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            DLB OIL & GAS, INC.


                                            /s/ Mike Liddell
                                            ------------------------------------
                                            Mike Liddell
                                            Chief Executive Officer

Date:  October 31, 1997

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                            DESCRIPTION
--------------------------------------------------------------------------------
   2.1       Agreement and Plan of Merger among DLB Oil & Gas, Inc., Bayard
             Drilling Technologies, Inc., Bonray Acquisition Corp. and Bonray
             Drilling Corporation, dated as of October 9, 1997.

   99.1      Press release dated October 22, 1997.